UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): December 1, 2004

Commission File No.: 000-30785

CAMELOT ENTERTAINMENT GROUP, INC.
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(Exact name of registrant as specified in its charter)

DELAWARE                                  52-2195605
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(State or other jurisdiction of       (IRS Employer Identification No.)
incorporation or organization)

100 East San Marcos Blvd., Suite 400
San Marcos, CA 92069
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(Address of principal executive offices)

(760) 759-2320
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(Issuer telephone number)

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(Former name, if changed since last report)

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(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

     On December 1, 2004, Albert Golusin resigned his position as Chief Financial Officer and Director of the Registrant.

Jane Olmstead, CPA, currently a director of the Registrant and a member of the audit committee, has been appointed interim Chief Financial Officer. Ms. Olmstead previously served as Chief Financial Officer of the Registrant in 2001 and 2002. Ms. Olmstead has been a director of the Registrant since 1999.

Ms. Olmstead has over 20 years experience in the financial and accounting fields, including serving as a Senior Management Consultant with Touche Ross & Co. (currently Deloitte & Touche) for nine years. Ms. Olmstead's expertise is in strategic business planning, financial systems design and implementation and tax preparation and planning. Her involvement with numerous Fortune 500 companies such as Ford Motor Co., Mobil Oil and Coors resulted in cost savings measures and increases in profitability through the implementation of improved financial and communication systems.

Ms. Olmstead has focused on improving corporate efficiency and effectiveness through a variety of means including: acting as CFO, implementing new procedures, creating reorganization plans, forecasting and planning for future growth. Some of her additional strengths are in asset management, systems integration, budgeting and cost control. Ms. Olmstead graduated Magna cum Laude from the University of Tennessee with a B.S. in Accounting and a Minor in Statistics. She is currently a member of the Colorado Society of CPAs and the Association of Professional Consultants.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

Camelot Entertainment Group, Inc.

By:    /s/ Robert P. Atwell
December 1, 2004
Robert P. Atwell
CEO

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